Exhibit 5.1

August 7, 2019

Continental Resources, Inc.

20 N. Broadway

Oklahoma City, Oklahoma 73102

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Continental Resources, Inc., an Oklahoma corporation (the “Company”), and certain of its subsidiaries in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company relating to the offer and sale (the “Offering”) of an indeterminate aggregate amount of the Company’s (i) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by the Company’s subsidiaries listed as co-registrants in the Registration Statement (the “Subsidiary Guarantors”); (ii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (the “Preferred Stock”); and (iii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock” and, together with the Debt Securities, the Guarantees and the Preferred Stock, the “Securities”).

We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

We are rendering this opinion as of the time the Registration Statement becomes effective, which Registration Statement became automatically effective upon filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined, among other things, (i) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, (ii) the Registration Statement, including the Prospectus, (iii) the form of Indenture (the “Indenture”) filed as an exhibit to the Registration Statement, and (iv) such other documents as we have deemed necessary or appropriate for purposes of this opinion. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement; (vi) the Indenture and, if applicable, the related Guarantees will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or

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more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indenture, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (x) any securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

When (i) the board of directors (the “Board”) of the Company (or a committee thereof), and if applicable, the applicable governing body of each Subsidiary Guarantor has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities and, if applicable, the related Guarantees; (ii) the terms of such Debt Securities, and, if applicable, the related Guarantees, and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantors; and (iii) such Debt Securities (which may include related Guarantees) have been duly authenticated and delivered in accordance with the Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, the related Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

The opinions expressed herein are qualified in the following respects:

(1) We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; and

(2) The foregoing opinions are limited to the laws of the States of Texas and New York and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Various issues concerning the Oklahoma General Corporation Act and the internal laws of the State of Oklahoma are addressed in the opinion of Crowe & Dunlevy, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

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Very truly yours,

/s/ Vinson & Elkins L.L.P.